UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2007

Fortune Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

847-484-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05.	Costs Associated with Exit or Disposal Activities.

Fortune Brands, Inc. (“Fortune Brands” or the “Company”) continuously reviews opportunities to optimize supply chains and appropriately align its cost structures to support profitable long-term growth. Consistent with this practice, the Company’s Home and Hardware segment has initiated a number of restructuring activities during the fourth quarter of 2007 in order to improve the long-term efficiency, productivity and flexibility of its supply chains, and to also provide near-term benefits by aligning costs and capacity to navigate the current downturn in the U.S. home products market.

Beginning in the fourth quarter of 2007 through the second quarter of 2008, the Company expects to incur pre-tax restructuring and restructuring-related charges of $70 to $80 million, approximately $50 million of which will be non-cash charges. During this time period, the Company expects to incur $25 to $30 million of cash expenditures related to these activities. It is expected that cash proceeds from asset disposals in 2008 and 2009 will offset at substantial portion of the cash expenditures required by these activities.

The restructuring actions initiated include the previously announced closure of two cabinet manufacturing facilities and a window manufacturing facility. In addition, consistent with the Company’s focus on higher margin products with greater prospects for long-term growth, the Company is exiting the entry door market in the United Kingdom and decided on December 17, 2007 to exit its decorative column product lines in the U.S. The restructuring activities commenced in the fourth quarter 2007 and are expected to be substantially complete in fiscal 2008. The Company estimates these actions will result in pre-tax restructuring and restructuring-related net charges of approximately $70 to $80 million (approximately $50 to $60 million, after tax). These pre-tax charges include approximately $10 to $15 million for workforce reduction expenses, approximately $10 to $15 million for exit costs primarily related to the termination of contractual obligations, and approximately $50 million of non-cash charges to write-down buildings, equipment, intangible assets, and inventory that will be disposed of as part of the restructuring plans. These costs are expected to be incurred primarily in the fourth quarter of 2007 with the remainder incurred in the first and second quarters of 2008.

The estimates of restructuring charges and restructuring related charges are forward looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements involve a number of risks and uncertainties and that actual results could differ from the estimates contained herein. These forward looking statements speak only as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this Report, except to the extent required by securities laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS, INC.
(Registrant)

	By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Senior Vice President, General Counsel and Secretary

Date: December 21, 2007